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                                                                     EXHIBIT 23b


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We have issued our report dated February 20, 1995, accompanying the financial statements included in Wholesome & Hearty Foods, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1996. We hereby consent to the incorporation by reference of said report in the Registration Statements of Wholesome & Hearty Foods, Inc. on Forms S-8 (File No. 33-64622, effective June 18, 1993, File No. 33-64624, effective June 18, 1993 and File No. 33-76764, effective March 22, 1994).



                                        GRANT THORNTON LLP

Portland, Oregon
March 17, 1997